Exhibit 3.1

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
PERPETUAL SERIES B-1 PREFERRED STOCK OF
GLOWPOINT, INC.

The undersigned, the President of Glowpoint, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of the Delaware General Corporation Law, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, the following resolution creating a series of Perpetual Series B-1 Preferred Stock, was duly adopted on August 2, 2011.

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created out of the shares of Preferred Stock, par value $0.0001 per share, of the Corporation authorized in Article IV of the Certificate of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Corporation, to be named "Perpetual Series B-1 Preferred Stock,” consisting of One Hundred (100) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

1.

Designation and Rank.  The designation of such series of the Preferred Stock shall be the Perpetual Series B-1 Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”).  The maximum number of shares of Series B-1 Preferred Stock shall be One Hundred (100) shares.  The Series B-1 Preferred Stock shall rank senior to the Series A-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-2 Preferred Stock”), the Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”) and the common stock, par value $0.0001 per share (the "Common Stock"), and to all other classes and series of equity securities of the Company which by their terms rank junior to the Series B-1 Preferred Stock ("Junior Stock").  The Corporation shall not create any series of equity securities that by their terms rank senior or pari passu to the Series B-1 Preferred Stock, without the affirmative vote or consent of the holders of at least ninety (90%) percent of the shares of the issued and outstanding Series B-1 Preferred Stock.

2.

Dividends.

(a)

Rate. Holders of Series B-1 Preferred Stock shall be entitled to receive, on each share of Series B-1 Preferred Stock, out of funds legally available for the payment of dividends under Delaware law, cumulative cash dividends with respect to each Dividend Period (as defined below) at the “Applicable Per Annum Rate” (as defined below) on (i) the amount of $100,000 per share of Series B-1 Preferred Stock and (ii) the amount of accrued and unpaid dividends on such share of Series B-1 Preferred Stock, if any (giving effect to (A) any dividends paid through the Dividend Payment Date (as defined below) that begins such Dividend Period (other than the initial Dividend Period) and (B) any dividends (including dividends thereon at a Applicable Per Annum Rate to the date of payment) paid during such Dividend Period).  The “Applicable Per Annum Rate” is (i) four percent (4%) per annum commencing on January 1, 2013 and (ii) six percent (6%) per annum commencing on January 1, 2014.  Such dividends shall begin to accrue and be cumulative from the period beginning on January 1, 2013  (“Dividend Accrual Date”), shall compound on each Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall accrue and be payable in arrears (as provided below in this Section 2(a)), but only when, as and if declared by the Board of Directors on or before the tenth business day after the end of each March 31, June 30, September 30, and December 31 quarterly period (each, a “Dividend Payment Date”), commencing on January 1, 2013; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series B-1 Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding business day. Dividends payable on the Series B-1 Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on the Series B-1 Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.  No dividends shall accrue or be payable on the Series B-1 Preferred Stock from the date of issuance through and including December 31, 2012.

Dividends that are payable on Series B-1 Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series B-1 Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include January 1, 2013) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable in respect of a Dividend Period shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.

Holders of Series B-1 Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series B-1 Preferred Stock as specified in this Section 2 (subject to the other provisions of this Certificate of Designations), out of funds legally available for the payment of dividends under Delaware law.  In the event funds are not legally available for the payment of dividends under Delaware law, dividends shall continue to accrue until such time as such funds are available.

(b)

Priority of Dividends. So long as any share of Series B-1 Preferred Stock remains outstanding, no dividend shall be declared or paid on the Series A-2 Preferred Stock and Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Series A-2 Preferred Stock, Common Stock or Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock during a Dividend Period, unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 2(a) above, dividends on such amount), on all outstanding shares of Series B-1 Preferred Stock have been declared and paid in full (or declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series B-1 Preferred Stock on the applicable record date).

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date in full upon the Series B-1 Preferred Stock, all dividends declared on the Series B-1 Preferred Stock shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the Series B-1 Preferred Stock (including, if applicable as provided in Section 2(a) above, dividends on such amount) bear to each other.

3.

Voting Rights.

(a)

Class Voting Rights.  The Series B-1 Preferred Stock shall have the following class voting rights.  So long as any shares of the Series B-1 Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least ninety (90%) percent of the shares of the Series B-1 Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series B-1 Preferred Stock vote separately as a class: (i) amend, alter or repeal the provisions of the Series B-1 Preferred Stock so as to adversely affect any right, preference, privilege or voting power of the Series B-1 Preferred Stock; (ii) effect any distribution with respect to Junior Stock; or (iii) authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior or pari-passu to the Series B-1 Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(b)

General Voti

ng Rights.  Except with respect to transactions upon which the Series B-1 Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) above, the Series B-1 Preferred Stock shall have no voting rights.

4.

Liquidation Preference.

(a)

In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series B-1 Preferred Stock shall be entitled to receive for each share of Series B-1 Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Series A-2 Preferred Stock or Common Stock and any other stock of the Corporation ranking junior to the Series B-1 Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) $100,000 per share and (ii) the accrued and unpaid dividends thereon (including, if applicable as provided in Section 2(a) above, dividends on such amount), whether or not declared, to the date of payment.

(b)

If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series B-1 Preferred Stock and all holders of any stock of the Corporation ranking equally with the Series B-1 Preferred Stock as to such distribution, the amounts paid to the holders of Series B-1 Preferred Stock and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series B-1 Preferred Stock and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock, including the Series B-1 Preferred Stock, on which dividends accrue on a cumulative basis, an amount equal to any accrued and unpaid dividends (including, if applicable, dividends on such amount), whether or not declared, as applicable), provided that the Liquidation Preference for any share of Series B-1 Preferred Stock shall be determined in accordance with Section 4(a) above.

(c)

If the Liquidation Preference has been paid in full to all holders of Series B-1 Preferred Stock and all holders of any stock of the Corporation ranking equally with the Series B-1 Preferred Stock as to such distribution, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)

For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series B-1 Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

5.

Conversion.  The holder of Series B-1 Preferred Stock shall have no right to exchange or convert such shares into any other securities without the written approval or consent of the Corporation, and the affirmative vote or consent of the holders of at least ninety (90%) percent of the shares of the issued and outstanding Series B-1 Preferred Stock.

6.

Redemption Rights.

(a)

Optional Redemption. The Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series B-1 Preferred Stock at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to the sum of (i) $100,000 per share and (ii) the accrued and unpaid dividends thereon (including, if applicable as provided in Section 2(a) above, dividends on such amount), whether or not declared, to the redemption date, provided that the minimum number of shares of Series B-1 Preferred Stock redeemable at any time is the lesser of (i) one share of Series B-1 Preferred Stock and (ii) the number of shares of Series B-1 Preferred Stock outstanding. The redemption price for any shares of Series B-1 Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 2 above.

(b)

No Sinking Fund. The Series B-1 Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series B-1 Preferred Stock will have no right to require redemption of any shares of Series B-1 Preferred Stock; provided, however, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series B-1 Preferred Stock shall be entitled to receive for each share of Series B-1 Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all, liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Series A-2 Preferred Stock or Common Stock and any other stock of the Corporation ranking junior to the Series B-1 Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) $100,000 per share and (ii) the accrued and unpaid dividends thereon (including, if applicable as provided in Section 2(a) above, dividends on such amount), whether or not declared, to the date of payment.

(c)

Notice of Redemption. Notice of every redemption of shares of Series B-1 Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B-1 Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B-1 Preferred Stock. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series B-1 Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)

Partial Redemption. In case of any redemption of part of the shares of Series B-1 Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series B-1 Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)

Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been paid by the Corporation, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption without interest.

7.

Vote to Change the Terms of or Issue Preferred Stock or Incur Indebtedness.  The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than ninety (90%) percent of the issued and outstanding shares of Series B-1 Preferred Stock, shall be required for (i) any change to this Certificate of Designation or the Corporation’s Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series B-1 Preferred Stock; or (ii) the incurrence by the Corporation of any indebtedness, other than normal course trade payables and other than a commercial lending facility of up to Twenty Million ($20,000,000) Dollars.

8.

Lost or Stolen Certificates.  Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock certificates representing the shares of Series B-1 Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock certificate(s), the Corporation shall execute and deliver new Preferred Stock certificate(s) of like tenor and date.

9.

Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation.  The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series B-1 Preferred Stock and that the remedy at law for any such breach may be inadequate.  The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series B-1 Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

10.

Specific Shall Not Limit General; Construction.  No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein.

11.

Failure or Indulgence Not Waiver.  No failure or delay on the part of a holder of Series B-1 Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate of Designations, Preferences and Rights of Perpetual Series B-1 Preferred Stock and does affirm the foregoing as true this 3rd day of August, 2011.

GLOWPOINT, INC.

By: _____________________________
Joseph Laezza, President

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